Exhibit 10.27

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (the “Fourth Amendment”) made this June ____, 2018, by and between MARLEN HOLDINGS, LLC with an office at 555 Industrial Way East, Eatontown, NJ 07724 (“Landlord”), and BIO-KEY INTERNATIONAL INC. with an office at Allaire Office Park, Highway 138, Building A, Suite 102, Wall, New Jersey 07719 (hereinafter called “Tenant”).

WITNESSETH

WHEREAS, pursuant to that Lease dated June 2, 2004 as amended by the that First Amendment to Lease date August 2004, that Second Amendment to Lease dated January 2009, and that Third Amendment to Lease dated June 2013 (the Lease and following three amendments being collectively referred to herein as the “Lease”) Victor AOP, Inc. (successor in interest to Landlord) leased office space to Tenant comprised of 4,517 rentable square feet at Allaire Office Park in Building A, Suite 102 pursuant to terms and conditions as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant now wish to amend the Lease by this Fourth Amendment for the purposes of (i) extending the term of the Lease as amended hereby with respect to the Premises for an additional term of five (5) years and (ii) implementing such other modifications to the Lease as are herein agreed to;

NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration exchanged by Landlord and Tenant, the receipt and sufficiency of which are hereby expressly acknowledged, it is AGREED as of the date hereof:

1.        Recitals; Defined Terms.   The recitals set forth above shall be incorporated into the terms of this Fourth Amendment. For the purposes of this Fourth Amendment, words and phrases used herein with initial capital case letters and not otherwise defined in this Fourth Amendment shall have the respective meanings ascribed to them in the Lease.

2.        Demised Premises.   The parties agree that Premises shall consist of 4,517 rentable square feet which is presently occupied by the Tenant. The Landlord will provide the following improvements:

a)	Paint offices where indicated on the floor plan attached hereto as Exhibit “A”,
b)	Clean carpets where indicated on the floor plan attached hereto as Exhibit “A”;
c)	Clean all windows and blinds;
d)	Repair laminate on kitchen counter;
e)	Repair kitchen sink pump;
f)	Make good faith effort to balance climate control in the suite including the conference room.

Other than the above referenced improvements, Landlord shall not be required to make or cause any improvements to the Premises. Tenant acknowledges that the Premises is suitable for the Permitted Use as stated in the Lease.

3.         Commencement Date/ Expiration Date. The parties hereby confirm the Lease without regard to this Fourth Amendment expires on August 31, 2018. The parties herein that the Lease shall now be extended for an additional five (5) years and the Commencement Date for the extended term shall be September 1, 2018 and the Expiration Date thereof shall be August 31, 2023.

4.         Base Rent. With respect to the Premises, Tenant shall pay Base Rent in accordance with the following”

Period	Annual	Monthly	Per Square Foot Rent

9/1/18-8/31/19	$118,932.61	$9,911.05	$26.33

9/1/19-8/31/20	$122,501.04	$10,208.42	$27.12

9/1/20-8/31/21	$126,159.81	$10,513.32	$27.93

9/1/21-8/31/22	$129,954.09	$10,829.51	$28.77

9/1/22-8/31/123	$133,838.71	$11,153.23	$29.63

5.         Janitorial Services. Tenant shall be responsible for and pay directly for all janitorial service within the Premises.

6.         Brokerage.    Landlord and Tenant agree that the only broker or real estate agent entitled to a commission in connection with this transaction is Quinn & Paslawsky Commercial Realty Tenant shall indemnify and hold harmless Landlord against any claims judgments, expenses (including legal fees) and costs against Landlord arising out of any assertion by any other broker or real estate agent other than Quinn & Paslawsky Commercial Realty. Landlord shall pay Quinn & Paslawsky Commercial Realty a commission pursuant to a separate commission agreement.

7.         Continuation of Lease. Landlord and Tenant agree that, except as provided herein, nothing herein shall modify the terms and conditions of the Lease with respect to the Premises and that all the other terms and conditions of the Lease shall apply to this Fourth Amendment. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises is located.

8.         Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

9.          Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. A facsimile or email copy of a signature on this Amendment shall be binding as original.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment the day and year first above written.

LANDLORD:

MARLEN HOLDINGS LLC

By:
Name

TENANT:

BIO-KEY INTERNATIONAL INC.

By:
Name:
Title:

EXHIBIT “A”